UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

February 19, 2009

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 19, 2009, SinoHub, Inc.  (the “Company”) entered into a Second Waiver and General Release Agreement (the “Waiver”) with respect to the Registration Rights Agreement (the “Registration Rights Agreement”), dated September 10, 2008, among the Company and the investors identified therein.   The Waiver extended until May 12, 2009 the deadline by which the registration statement that was filed by the Company pursuant to the Registration Rights Agreement must become effective before the Company is required to pay to the investors liquidated damages, payable in cash or Common Stock, at the Company’s option, equal to 1% of the aggregate purchase price paid by the investors for the securities purchased in the private placement in connection with which the Registration Rights Agreement was executed, and an additional 1% for each month that the Company does not cause it to be declared effective, with maximum liquidated damages of 10% of the aggregate gross proceeds of the Offering.  If the Company does not cause the registration statement to be declared effective by May 12, 2009, the liquidated damages will be calculated as if the deadline for effectiveness were January 9, 2009, the original deadline under the Registration Rights Agreement.  A prior Waiver and General Release dated December 30, 2008 had extended the deadline to February 20, 2009.

 The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Waiver and is qualified in its entirety by reference to the Waiver attached to this report as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Waiver and General Release Agreement

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: February 24, 2009	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Waiver and General Release Agreement